                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of
October 17, 2001, between WellPoint Health Networks Inc., a Delaware corporation
(the "Company"), and The Missouri Foundation For Health, a Missouri
not-for-profit corporation (the "Stockholder").

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Defined Terms. As used herein, the following Certain terms shall have the following meanings:

     "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock or equivalent ownership interests in or issued by the Company.

     "Common Stock" means the common stock, par value $0.01 per share, of the
Company.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Parties" has the meaning assigned to such term in Section
3.4(a).

     "Law" means any statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

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     "Merger Agreement" means that certain Agreement and Plan of Merger, dated
October 17, 2001, among Purchaser, RWP Acquisition Corp., a Delaware corporation and RightCHOICE Managed Care, Inc., a Delaware corporation.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the National Association of Securities Dealers Automated
Quotation System.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

     "Registrable Securities" means the Common Stock and any additional Capital
Stock of the Company issued in respect of the Common Stock pursuant to any stock dividend, reclassification or other pro rata distribution by the Company. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) such securities cease to be held by the
Stockholder, (ii) a registration statement with respect to the sale by the
Stockholder of such securities shall have become effective under the Securities
Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been distributed to the public pursuant to Rule 144 or (iv) such securities shall have ceased to be outstanding.

     "Registration Expenses" means any and all expenses incident to performance of or compliance with Article II, including (i) all SEC and any securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities) and (iii) underwriting discounts and commissions and transfer taxes, if any.

     "Rule 144" means Rule 144 (or any successor provision) under the Securities
Act.

     "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     SECTION 1.2. Other Definitional Provisions. (a) The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                   ARTICLE II
                               REGISTRATION RIGHTS

     SECTION 2.1. Resale Registration.

     The Company agrees to register for resale on the Form S-4 (as defined in the Merger Agreement) or, at the option of the Company, another registration form effective as of the Effective Time (as defined in the Merger Agreement) all of the shares of Common Stock received by Stockholder in the Merger (as defined in the Merger Agreement). The Company shall use its commercially reasonable efforts to maintain the effectiveness of and to amend and supplement such registration statement as required by applicable securities laws for a period ending 180 days from the Effective Time (which period shall be tolled during the discontinuance of such registration pursuant to the following sentence). The registration statement shall register hedging transactions (including short sales) as well as resales made within 180 days after the Effective Time by the counterparty to such hedging transactions. At any time when the registration statement effected pursuant to this Section 2.1 is effective that the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, then, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Stockholder written notice thereof promptly after the Company makes such determination, the Stockholder shall suspend sales of Registrable Securities pursuant to such registration statement and the Company shall not be required to comply with its obligations under
Section 3.1(d) until the date upon which such material information is disclosed to the public or ceases to be material.

     SECTION 2.2. Piggyback Registration

     (a) If at any time and from time to time the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities of the Company for its own account or for the account of another
Person (other than a registration statement on Form S-4 or S-8 (or any successor form that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Stockholder at the address set forth in the share register of the Company as soon as is reasonably practicable (but in no event less than ten (10) business days before the anticipated filing date), undertaking to provide the Stockholder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as the
Stockholder may request (a "Piggyback Registration"). The Stockholder will have ten (10) business days after receipt of such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration; provided that should the Stockholder fail to provide timely notice to the Company, the
Stockholder will forfeit any rights to include its Registrable Securities in such Piggyback Registration. If the registration statement is filed on the behalf of a Person other than the Company, the Company will use its reasonable best efforts to have the shares of Registrable Securities that the Stockholder wishes to

                                                                               4

sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Stockholder and
(i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such
Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Stockholder, the Company shall be entitled to select the underwriters in connection with any Piggyback
Registration and Stockholder shall be required to sign an underwriting agreement containing usual and customary terms in the form negotiated by the Company and the underwriter.

     (b) If the managing underwriter advises the Company that the inclusion of
Registrable Securities requested to be included in the Piggyback Registration by
Stockholder would be likely to have an adverse effect on the price, timing or distribution of the other securities to be offered in such offering, the Company will be obligated to include in such registration statement, as to the
Stockholder only a portion of the shares the Stockholder has requested be registered equal to (i) the ratio which Stockholder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included and who have requested their shares be included multiplied by
(ii) the total number of shares of the selling stockholders that the managing underwriter believes can be sold in such offering. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Stockholder's requested shares are included. If as a result of the provisions of this Section 2.2(b) the
Stockholder shall not be entitled to include all Registrable Securities in a registration that Stockholder has requested to be so included, the Stockholder may withdraw such request to include Registrable Securities in such registration statement prior to its effectiveness. Stockholder shall pay (i) fees and disbursements of its counsel, and (ii) its pro-rata share of any Registration
Expenses pursuant to any Piggyback Registration in which it participates and has not withdrawn; provided, that upon withdrawal, the Stockholder shall pay its pro-rata share of any Registration Expenses which have accrued prior to the time of such withdrawal; provided, further, in the event that the Stockholder was not permitted to include any shares in such Piggyback Registration as a result of the application of this Section 2.2(b), the Stockholder shall be entitled to a refund from the Company of the Registration Expenses previously paid by the
Stockholder with respect to such Piggyback Registration.

                                  ARTICLE III
                             REGISTRATION PROCEDURES

     SECTION 3.1. Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as practicable:

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     (a) furnish to the Stockholder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities by the Stockholder;

     (b) use its commercially reasonable efforts to register or qualify such
Registrable Securities covered by such registration in such jurisdictions as the
Stockholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Stockholder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (b), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (c) use its commercially reasonable efforts to cause such Registrable
Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the Stockholder to consummate the disposition of such Registrable Securities;

     (d) notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Stockholder (except to the extent otherwise permitted by the terms of this Agreement), prepare and furnish to the Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (e) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Stockholder shall reasonably request;

     (f) notify the Stockholder and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of

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the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

     (g) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

     (h) cooperate with the Stockholder and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such sellers may request; and

     (i) cooperate with the Stockholder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange and/or the NASD.

     SECTION 3.2. Information Supplied. The Company may require the Stockholder to furnish information regarding the Stockholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     SECTION 3.3. Restrictions on Disposition. The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(d), the Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(d), and, if so directed by the Company, the Stockholder shall deliver to the Company all copies then in the Stockholder's possession of the prospectus covering such
Registrable Securities current at the time of receipt of such notice.

     SECTION 3.4. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II, the
Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by Law, the Stockholder, and its directors, officers and employees, and each other Person, if any, who controls the Stockholder within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the
Securities Act, common Law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they

                                                                               6

were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information furnished by any Indemnified Party to the Company in writing for use therein; and, provided, further, that the Company will not be liable in any such case to the extent, but only to the extent, that the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or the prospectus shall not inure to the benefit of any party (or any
Person controlling such party) who is obligated under applicable securities laws and the rules of any applicable exchange or the NASD to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the Person asserting any such
Claims purchased any of the Registrable Securities to the extent that it is finally judicially determined that such Claims resulted solely from the fact that such party sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and
(A) the Company shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (B) the registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any
Indemnified Party and shall survive the transfer of securities by any seller.

     (b) The Company may require, as a condition to including any Registrable
Securities in any registration statement filed in accordance with Section 2.1 that it shall have received an undertaking reasonably satisfactory to it from the Stockholder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by any Indemnified Party to the Company in writing for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the
Stockholder or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by the
Stockholder.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such indemnified
and

                                                                               7

indemnifying parties may exist in respect of such action or proceeding, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that, in the event, however, that the indemnifying party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the indemnified party, in either case within a 30-day period, then such indemnified party may employ counsel to represent or defend it in any such action or proceeding and the indemnifying party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; provided, however, that the indemnifying party shall not be required to pay the fees and disbursements of more than one counsel for all indemnified parties in any jurisdiction in any single action or proceeding. No indemnifying party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld).

     (d) (i) If the indemnification provided for in this Section 3.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.4(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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     (e) The obligations of the parties under this Section 3.4 shall be in addition to any liability which any party may otherwise have to any other party.

                                   ARTICLE IV
                                  MISCELLANEOUS

     SECTION 4.1. Transfer Restrictions. Notwithstanding anything to the contrary herein, the Stockholder shall not transfer any Capital Stock of the
Company in violation of the Company's certificate of incorporation.

     SECTION 4.2. Effectiveness and Termination. The provisions of Section 2.2 hereof shall not be effective until the Effective Time (as defined in the Merger
Agreement), and this Agreement shall be terminated if the Merger Agreement is terminated without the consummation of the Merger. This Agreement shall terminate at the earlier of (a) one year after the Effective Time and (b) the date on which the number of shares of Registrable Securities then held by the
Stockholder, together with the number of Registrable Securities sold by the
Stockholder within the then preceding three months, is less than the greater of
(i) the amount of securities set forth in Rule 144(e)(1)(i) or (ii) the amount of securities set forth in Rule 144(e)(1)(ii). No such termination shall relieve either party from any liability for the breach of any of the agreements set forth in this Agreement.

     SECTION 4.3. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of a party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     SECTION 4.4. Successors, Assigns and Third Party Beneficiaries; No
Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other party.

     SECTION 4.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

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     (i) to the Company at:

                                 WellPoint Health Networks Inc.
                                 1 WellPoint Way
                                 Thousand Oaks, CA  91362
                                 Attn:  General Counsel
                                 Telecopy No.: (805) 557-6820

                                 With a copy to:

                                 Simpson Thacher & Bartlett
                                 425 Lexington Avenue
                                 New York, NY  10017-3954
                                 Attn:      Gary I. Horowitz
                                 Telecopy No.: (212) 455-2502

     (ii) to The Stockholder at:

                                 The Missouri Foundation For Health
                                 211 N. Broadway, 22nd Fl.
                                 St. Louis, MO 63102
                                 Attn:  Alberta C. Slavin
                                 Telecopy No.:

                                 with a copy to:

                                 Blackwell Sanders Peper Martin LLP
                                 720 Olive Street, Suite 2400
                                 St. Louis, MO 63101
                                 Attn:  John R. Short
                                 Telecopy No:  (314) 345-6060

     (iii) to such other address for either party as it may specify by like notice.

     SECTION 4.6. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     SECTION 4.7. Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

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     SECTION 4.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach, default or noncompliance by the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of a party hereto of any breach, default or noncompliance under this
Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this
Agreement, by Law, or otherwise afforded to a party, shall be cumulative and not alternative.

     SECTION 4.9. Governing Law; Jurisdiction; Waiver of Jury Trial. This
Agreement shall be governed in all respects by the Laws of the State of
Delaware. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a federal court of competent jurisdiction located in the State of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such court for the purpose of such suit, proceeding or judgment. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN
RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 4.10. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.11. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

     SECTION 4.12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     SECTION 4.13. Counterparts; Facsimile Signatures. This Agreement may be
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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     IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION
RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                 WELLPOINT HEALTH NETWORKS INC.

                                 By:______________________________
                                     Name:
                                     Title:

                                 THE MISSOURI FOUNDATION FOR HEALTH

                                 By:______________________________
                                     Name:
                                     Title: